UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ALLIANCE BANKSHARES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 23, 2012

Dear Fellow Shareholder:

We have previously sent to you proxy material for the special meeting of shareholders of Alliance Bankshares Corporation to be held on December 19, 2012 in connection with the proposed merger with WashingtonFirst Bankshares, Inc. We are pleased to now also report receipt of the necessary regulatory approvals for consummation of the proposed merger from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Virginia State Corporation Commission.

Your board of directors unanimously recommends that shareholders vote FOR the proposed merger and FOR all other items on the agenda. Your vote is especially important with respect to approval of the merger, which requires the affirmative vote of two-thirds of the outstanding shares. Therefore, failure to vote will have the same effect as a vote against the merger proposal.

If you have not already done so, please vote TODAY—by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your support.

Very truly yours,

Donald W. Fisher, Ph.D.

Chairman of the Board

IMPORTANT NOTE:

Remember, you can vote your shares by telephone or by Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

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